SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                           CURRENT REPORT PURSUANT TO
                             SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported): January 29, 2004


                               Sapient Corporation
             (Exact Name of Registrant as Specified in its Charter)


                                    Delaware
                 (State or Other Jurisdiction of Incorporation)


             0-28074                                   04-3130648
      (Commission File Number)            (I.R.S. Employer Identification No.)


         One Memorial Drive
           Cambridge, MA                                 02142
(Address of Principal Executive Offices)               (Zip Code)


                                 (617) 621-0200
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)


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Item 12. Results of Operations and Financial Condition.

     Sapient Corporation issued the following press release on January 29, 2004 announcing its preliminary financial results for the three months and twelve months ended December 31, 2003:


Sapient Reports 24% Revenue Growth in Fourth Quarter; Year-End Financial Results Ahead of Expectations

    CAMBRIDGE, Mass.--(BUSINESS WIRE)--Jan. 29, 2004--Sapient (NASDAQ:
SAPE), a leading business consulting and technology services firm, today announced financial results for its fourth quarter and year ended December 31, 2003.
    Consolidated service revenues for the quarter ended December 31, 2003 were $51.8 million, a 16% increase from service revenues of $44.7 million for the third quarter of 2003, and a 24% increase from the fourth quarter of 2002. Gross revenues were $54.4 million for the three months ended December 31, 2003, which included $2.6 million of reimbursable expenses.
    Net income for the fourth quarter of 2003 was $2.6 million, or $0.02 per diluted share (including a $1.4 million gain on the sale of an investment). This compared to a net income of $1.0 million, or $0.01 per diluted share (including restructuring and other related charges of $0.7 million and a $1.5 million gain on the sale of an investment), for the third quarter of 2003, and a loss from continuing operations of $20.9 million, or $0.17 per diluted share (including restructuring and other related charges of $12.6 million), for the fourth quarter of 2002. Additionally, Sapient ended the fourth quarter of 2003 with a cash and marketable investments balance of $161.2 million, which was ahead of guidance.
    "We are pleased with the performance of our business in 2003, particularly the results we achieved over the last two quarters. Our growth in overall revenues and marked improvement in profits are a direct result of our unique value proposition, our long-standing client relationships, and the tremendous commitment of our people," said Jerry A. Greenberg, Sapient's co-chairman and co-chief executive officer. "Our plans for 2004 focus on continuing growth in all areas of our business, increasing our revenues and profits, expanding our services to new and existing clients, and attracting and retaining great people."

    2003 Highlights

    -- Sapient won assignments with many new and existing clients, including Bank of New York, BioLab, BP, Bridgeline Holdings, CareFirst BlueCross BlueShield, Cinergy, Citigroup, Enbridge Gas Distribution, Essent, Exelon, Freddie Mac, Harrah's Entertainment, Hilton International, ISO New England, Janus, JetBlue Airways, the Massachusetts Institute of Technology, National City Bank, New York ISO, Nextel, Nissan, Opodo, Rock-Tenn, Rohm & Haas, Royal Mail, Sequent Energy, Sony Electronics, T-Online, Union Gas, University of Chicago Hospitals, the U.K. Government's Office of the eEnvoy, the U.S. Marine Corps, the U.S. Navy, UPS, Verizon, Vodafone, and VW Credit.

    -- High client satisfaction has always been a cornerstone of Sapient's strategy. In 2003, client satisfaction scores reached their highest levels in the company's history.

    -- Sapient's 2003 revenues outside of the United States grew 31%, led by business growth of 30% in Germany and 19% in the UK. In the United States, Energy Services grew by 65%, Technology and Communications grew by 36%, and Public Services grew by 24%.

    -- Sapient also realized continued revenue growth from multi-year agreements and outsourcing contracts, highlighted by its 94% year-over-year growth in application management services.

    -- In 2003, 54% of Sapient's revenues came from engagements using the Global Distributed Delivery (GDD) model, up from 45% in 2002. GDD is an integrated onshore/offshore approach proven to deliver the value of offshore without the associated risks.

    -- Sapient helped the Massachusetts Institute of Technology to develop MIT OpenCourseWare, a groundbreaking content management and web-based publishing initiative, which earned the InfoWorld 100 Award as well as Microsoft's 2003 Worldwide Internet Business Solution of the Year Award.

    -- New Media Age ranked Sapient as the #1 technology agency in the UK, highlighting Sapient's innovative technology implementation and user-centric design skills.

    -- Consulting Magazine recognized Sapient in its "best consulting firms to work for" issue. Sapient was featured in several of the issue's "best of" lists, including: leadership, understanding firm strategy and direction, lack of glass ceiling for women, and firms where creativity is encouraged.

    Conference Call

    Sapient will host a discussion of the fourth quarter and year-end results in a conference call today at 4:30 p.m. (ET), broadcast live on the Internet. For webcast registration information, please go to http://www.sapient.com/earnings.htm. It is advisable to register at least 15 minutes prior to the call to download and install any necessary audio software. A re-broadcast of the call will be available from January 29 at 7:30 p.m. (ET) through February 5 at 11:59 p.m.
(ET) by dialing 877-660-6853 (within the U.S.) or 201-612-7415
(outside the U.S.) and entering account number 1628 and conference ID
88206.

    Forward-Looking Statements

    This press release contains forward-looking statements that involve a number of risks and uncertainties. Several factors could cause actual events to differ materially from those indicated. These factors include, without limitation, the continued acceptance of the Company's services, as well as the Company's ability to accurately set fees for and timely complete its current and future client projects, successfully manage risks associated with its international operations, effectively manage its growth and projects and continue attracting and retaining high quality employees, in addition to other factors set forth in the Company's most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as filed with the SEC.

    About Sapient

    Sapient is a leading business consulting and technology services firm that plans, designs, implements, and manages information technology to improve business performance for Global 2000 clients. Sapient was founded in 1991 based on a single promise: to deliver the right business results, on time and on budget. Sapient's fixed-price/fixed-time model, combined with industry, design, technology, and process expertise, provides clients with the highest business value at the lowest total cost of ownership. Headquartered in Cambridge, Massachusetts, Sapient has offices in Canada, Germany, India, the United Kingdom, and the United States. More information about Sapient can be found at www.sapient.com.

    Sapient is a registered service mark of Sapient Corporation.


Consolidated Balance Sheets
                                             December 31, December 31,
                                                  2003         2002
                                                     (Unaudited)
                                                    (In thousands)
Assets
Current Assets:
Cash, restricted cash and marketable
 investments                                    $143,727     $154,277
Accounts receivable, net                          30,078       29,134
Unbilled revenues on contracts                    14,387       11,468
Prepaid expenses and other current assets          6,283        7,366
  Total current assets                           194,475      202,245

Restricted cash and marketable investments        17,512       27,085
Net fixed assets and other assets                 13,755       31,937
Net intangible assets                              1,158        1,386
                                                  32,425       60,408

  Total assets                                  $226,900     $262,653

Liabilities and stockholders' equity

Current Liabilities:
Accounts payable and accrued expenses            $27,237      $24,031
Accrued restructuring costs, current portion      18,237       36,466
Income taxes payable                               1,976          513
Deferred revenues on contracts                     3,867        5,910
  Total current liabilities                       51,317       66,920
Accrued restructuring costs, net of current
 portion                                          22,550       37,110
Other long term liabilities                          621        2,819
  Total liabilities                               74,488      106,849

Stockholders' equity                             152,412      155,804

  Total liabilities and stockholders' equity    $226,900     $262,653


Consolidated Statements of Operations

                               Three months ended  Twelve months ended
                                  December 31,         December 31,
                                 2003      2002      2003       2002
                                            (Unaudited)
                              (In thousands, except per share amounts)

Revenues:
  Service revenues             $51,849   $41,905  $184,795   $173,811
  Reimbursable expenses          2,608     1,947     9,574      8,562
    Total gross revenues        54,457    43,852   194,369    182,373
Operating Expenses:
  Project personnel costs       31,012    27,866   111,967    133,275
  Reimbursable expenses          2,608     1,947     9,574      8,562
    Total project personnel
     costs                      33,620    29,813   121,541    141,837
  Selling and marketing
   costs                         4,198     5,855    18,501     26,192
  General and
   administrative costs         15,329    16,311    57,523     79,338
  Restructuring and other
   related charges                   -    12,641     2,135     66,885
  Impairment of goodwill
   and intangible assets             -         -         -    107,430
  Stock-based compensation          68       464     1,089      3,161
  Amortization of
   intangible assets               128       598     1,772      4,328
Total operating expenses        53,343    65,682   202,561    429,171
  Income (loss) from
   operations                    1,114   (21,830)   (8,192)  (246,798)
Gain on equity investment
 change in interest                  -         -         -      1,755
Other income                     1,440       275     2,729         33
Interest income                    411       924     1,902      4,312
  Income (loss) before
   income taxes and net
   equity income (loss)
   from investees                2,965   (20,631)   (3,561)  (240,698)
Income tax provision
 (benefit)                         407       250     1,337    (18,585)
  Income (loss) before net
   equity income (loss)
   from investees                2,558   (20,881)   (4,898)  (222,113)
Net equity income (loss)
 from investees                      -        24         -       (349)
Income (loss) from
 continuing operations           2,558   (20,857)   (4,898)  (222,462)
Loss on discontinued
 operations                          -    (3,809)        -     (6,741)
  Net Income (loss)             $2,558  $(24,666)  $(4,898) $(229,203)

Basic and diluted income
 (loss) per share:
Continuing operations            $0.02    $(0.17)   $(0.04)    $(1.78)
Discontinued operations             $-    $(0.03)       $-     $(0.05)
                                 $0.02    $(0.20)   $(0.04)    $(1.83)

Weighted average common
 shares                        121,860   121,998   121,188    124,961
Dilutive common share
 equivalents                     4,325         -         -          -
Weighted average common
 shares and dilutive
 common share equivalents      126,185   121,998   121,188    124,961




    CONTACT: Sapient Corporation
             Luciana Duarte, 617-374-0310 (Investor Relations) lduarte@sapient.com or
             Jenny McLean, 310-264-5277 (Media Relations) jmclean@sapient.com

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  January 29, 2004                             SAPIENT CORPORATION
                                                         (Registrant)



                                                    By: /s/ Susan D. Johnson
                                                    ----------------------------
                                                    Susan D. Johnson
                                                    Chief Financial Officer and
                                                    Senior Vice President